Exhibit 10.5

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT, dated as of the __ day of ____, 200__ (the "Effective Date"), by and between _______________ ("Optionee") and JOS. A. BANK CLOTHIERS, INC. (the "Company"), a Delaware corporation

                                WITNESSETH THAT:

     WHEREAS, the then-stockholders of the Company did adopt the "2002 Long-Term Incentive Plan", effective June 25, 2002 (the "Plan"); and

     WHEREAS, the purpose of the Plan is to attract and retain and provide incentives to, among others, directors and employees of the Company and to thereby increase overall shareholder value; and

     WHEREAS, Optionee is a [director/employee] of the Company and has been awarded the hereinafter described Option under the Plan.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:

     1. Grant of Option. Pursuant to the Plan, and subject to the terms and conditions set forth herein and therein, the Company hereby grants to Optionee the right and option (the "Option") to purchase an aggregate of _____ shares (the "Option Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which option does [not] qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986.

     2. Purchase Price. The purchase price (the "Purchase Price") of each Option Share shall be the fair market value of a share of Common Stock on the Effective Date, i.e. $______ per share, subject to adjustment pursuant to the Plan.

     3.  Time  of  Exercise.   [The  Option  shall  be  immediately  vested  and
exercisable.] [The Option shall vest as follows: ______.] The Option shall not be exercisable after_____________________________________________________.

     4. Method of Exercise; Payment of Exercise Price. The Option may be exercised in whole, or from time to time in part, by delivery to the Company at its principal office (Attention: General Counsel) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such shares of Common Stock may be made (i) in U.S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of the Company or by money transfers or direct account debits; (ii) by delivery of certificates representing shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the such Purchase Price; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Company; or (iv) by any combination of the methods of payment described in (i) through (iii) above. Notwithstanding anything contained herein to the contrary, in the event of an exercise using any form of negotiable instrument, the Company shall not be liable to issue any Common Stock hereunder unless and until the Company has received good and current funds for the full Purchase Price thereof.


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     5. Rights Prior to Exercise of Options.  The Option is  nontransferable  by
Optionee, except by operation of law in the event of Optionee's death or incompetency, and the Option may be exercised during the lifetime of Optionee only by Optionee. Optionee shall have no rights as a shareholder with respect to the Option Shares, except to the extent that the Option has been duly exercised and payment in full for Common Stock issuable upon exercise has been made or duly provided for.

     6. Incorporation of Plan; Binding Effect of Agreement. This Option has been issued pursuant to the provisions of the Plan, and the terms of the Plan are incorporated herein by reference as though set forth herein in full. In the event of any conflict between the stated provisions of this Agreement and the Plan, the stated provisions of the Plan shall govern. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


JOS. A. BANK CLOTHIERS, INC.

By:_______________________________            _______________________________


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